EXHIBIT 10.11B

AMENDMENT TO OPTION AGREEMENT

This AMENDMENT TO OPTION AGREEMENT (the “Amendment”) is made as of July 6, 2010 by and between Jacobs Entertainment, Inc., a Delaware corporation (“Tenant”) and Nautica Phase 2 Limited Partnership, an Ohio limited partnership (“Landlord”).

1.

Original Agreement: Tenant and Landlord previously executed that certain Option Agreement dated July 11, 2006 (the “Original Agreement”) for the lease of certain property on the west bank of the Cuyahoga River in Cleveland, Ohio forming part of the parking lot of the Nautica Entertainment Complex.

2.

Purpose: The purpose of this Amendment is to (a) extend the Option Period (as defined in the Agreement) granted to Tenant an additional two years on the same terms and conditions as in the Original Agreement and (b) ratify, affirm and restate (except to the extent modified herein) the Original Agreement as set forth below.

3.	Extension of Option: The Option Period shall be extended to July 11, 2012.

4.

Remaining Terms: Except as set forth in Section 3 of this Amendment, all other terms and provisions of the Original Agreement are hereby ratified and affirmed and restated as if set out word for word herein.

	TENANT		LANDLORD
	Jacobs Entertainment, Inc.		Nautica Phase 2 Limited Partnership
By: Nautica Phase 2 LLC, its General Partner

	By:	/s/ Stanley Politano	By:	/s/ David C. Grunenwald
	Stanley Politano		David C. Grunenwald
	Executive Vice President		Vice President of Development/Leasing

			By:	/s/ Patrick J. McKinley
Patrick J. McKinley
Executive Vice President